UNITED STATES SECURITIES AND EXCHANGE
COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

April 25, 2007

Date of Report (Date of earliest event reported)

HARBOR ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32688	56-2518836
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Crown Colony Drive, Suite 104, Quincy, MA 02169

(Address of principal executive offices) (Zip Code)

(617) 472-2805

(Registrant’s telephone number, including area code)

One Boston Place, Suite 3630, Boston, MA 02108

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 FR240.13e-4(c))

Item 8.01 Other Events

Filing of Certain Materials

Harbor Acquisition Corporation (the “Company”) plans to hold presentations for certain of its stockholders regarding the Company’s proposed acquisition of Elmet Technologies, Inc. (“Elmet”). At such presentations, the slide show presentation attached to this Current Report on Form 8-K as Exhibit 99.1 will be distributed to participants. The attached slide show is an update to the slide show filed with the Current Report on form 8-K dated April 25, 2007.

As previously announced on October 17, 2006, the Company entered into a material definitive agreement with Elmet.

Additional Information and Where to Find It

Stockholders of the Company, and other interested persons, are advised to read, when available, the Company’s definitive proxy statement regarding the solicitation of the proxies for the special meeting of stockholders to be held in connection with the acquisition of Elmet by the Company (the “Proxy Statement”), which will contain important information regarding the acquisition and other matters. The Proxy Statement will be mailed to stockholders as of a record date to be established for voting on the acquisition. The Proxy Statement, once available, and the Company’s final prospectus, can also be obtained without charge at the Securities and Exchange Commission’s website (http://www.sec.gov). Stockholders will be able to obtain a copy of the Proxy Statement, and the Company’s final prospectus, without charge, by directing their request to Harbor Acquisition Corporation, 400 Crown Colony Drive, Suite 104, Quincy, Massachusetts 02169.

Certain Information Regarding Solicitation of Proxies

The Company and the directors and executive officers of the Company may be deemed to be participating in the solicitation of proxies in respect of the proposed acquisition. Other information regarding the participants in the proxy solicitation, including the officers and directors of the Company, and a description of their direct and indirect interest in the acquisition, by security holdings or otherwise, will be contained in the Proxy Statement.

Item 9.01. Financial Statements and Exhibits

(c)           Exhibits.

Exhibit No.	Description
99.1	Slide Show Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARBOR ACQUISITION CORPORATION

Date: November 5, 2007	By:	/s/ Robert J. Hanks
	Name:	Robert J. Hanks
	Title:	Chief Executive Officer

EXHIBIT INDEX

Number	Description

99.1	Slide Show Presentation